SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549

                                 ___________________

                                       FORM 8-K

                                    CURRENT REPORT

                          PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934




          Date of Report (date of
          earliest event reported):               October 16, 1996


                         JERSEY CENTRAL POWER & LIGHT COMPANY
                  (Exact name of registrant as specified in charter)


             New Jersey              1-3141              21-0485010

          (State or other            (Commission          (IRS employer
           jurisdiction of        file number)         identification no.)
           incorporation)




          26800  Pottsville  Pike,   Reading,  Muhlenberg  Township,  Berks
          County, PA 19640-0001
            (Address of principal executive offices)           (Zip Code)




          Registrant's telephone  number, including  area code:  (610) 929-
          3601





          ITEM 5.   OTHER EVENTS.

               As  has  been previously  announced,  on  October 16,  1996,

          Jersey Central Power  & Light  Company ("JCP&L") was  named as  a defendant  in  a breach  of  contract  lawsuit  filed  by  Nestle

          Beverage   Company   ("Nestle")  against   Freehold  Cogeneration

          Associates  ("Freehold")  in  New  Jersey Superior  Court.    The

          lawsuit relates to  the April  1996 agreement  under which  JCP&L agreed  to buy  out  the 20  year  power purchase  agreement  for

          Freehold's  proposed  110  MW cogeneration  facility  located  at

          Nestle's Freehold, New Jersey plant.

               In  the complaint, Nestle is seeking damages of at least $75 million for Freehold's alleged breach of a steam  sales agreement between  Nestle and  Freehold and  approximately $412  million in damages against JCP&L for  its alleged unlawful interference with

          the  steam   sales  agreement.    The  complaint  also  seeks  an

          unspecified amount of punitive damages.

               There  can be  no  assurance  as  to  the  outcome  of  this proceeding.

               A  copy of  GPU's  related news  release  is annexed  as  an exhibit.



                    ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
               (c)  Exhibits.

                    1.   GPU News Release, dated October 16, 1996.





                                      SIGNATURE



                    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE

          ACT OF  1934, THE REGISTRANT  HAS DULY CAUSED  THIS REPORT TO  BE

          SIGNED  ON   ITS  BEHALF   BY  THE  UNDERSIGNED   THEREUNTO  DULY

          AUTHORIZED.


                                        JERSEY CENTRAL POWER & LIGHT COMPANY


                                        By:______________________________
                                             T. G. Howson, Vice President
                                             and Treasurer


          Date:  October 21, 1996